Exhibit 10.12

SERVICES AGREEMENT

THIS SERVICES AGREEMENT (this “Agreement”) is made and entered into as of the 20th day of April, 2011, by and between STAG MANAGER, LLC, a Delaware limited liability company having a principal place of business at 99 High Street, Boston, MA 02110 (herein called “Manager”), and STAG INDUSTRIAL MANAGEMENT, LLC, a Delaware limited liability company having a principal place of business at 99 High Street, Boston, MA 02110 (herein called “STAG”).

W I T N E S S E T H

WHEREAS, the Manager serves as manager of STAG Investments IV, LLC, a Delaware limited liability company (the “Fund”), which Fund was formed in accordance with the terms of a certain Limited Liability Company Agreement dated as of May 8, 2008 (the “Operating Agreement”);

WHEREAS, STAG’s business is and its employees focus on, among other things, providing asset and property management services, including contracting and subcontracting as necessary, managing tenant matters, supervising real property assets and providing bookkeeping and accounting services in connection with such properties;

WHEREAS, Manager has requested that STAG assist Manager in implementing its purpose by performing the Administrative Management Services (each as hereinafter defined) on behalf of Manager and STAG has agreed to provide such services, in accordance with the terms hereof;

NOW, THEREFORE, in consideration of the foregoing recitals and mutual obligations of the parties contained herein, the parties agree as follows:

1.   Appointment of STAG.  Manager hereby designates and appoints STAG to provide and perform the Asset Management and Administrative Management Services for each Property.  STAG hereby accepts such designation and appointment, which designation and acceptance are subject to the terms and conditions contained in this Agreement.

2.  Term.  The term of this Agreement shall be for a term of not more than five (5) years, commencing on the date hereof and expiring on April 20, 2016; provided, however, this Agreement shall terminate automatically if the Fund sells all of its Properties and liquidates its assets prior to the expiration of the term.  In any event, either Manager or STAG may terminate this Agreement at any time with thirty (30) days prior written notice without cause and immediately upon written notice by cause.

3.  Responsibilities and Duties of STAG.  With respect to the members of the Fund, STAG agrees to: (a) provide copies of all public filings related to the Fund’s investment in STAG Industrial, Inc., and (b) provide administrative support to the members of the Fund including any and all bookkeeping data related to tracking the Fund’s investments (collectively, the “Administrative Management Services”). With respect to the bookkeeping and accounting services under this section, STAG will report accounting data on an entirely separate set of books from its own books, and will provide summaries of all purchases, revenues and other accounting data.  STAG will provide all accounting functions including, but not limited to, the preparation of such reports as the Fund’s lender may reasonably request, using such method of accounting as currently used by STAG.

4.  Compensation Payable to STAG by Manager.  In consideration of the Administrative Management Services, Manager will pay STAG an annual fee of $20,000, payable quarterly in advance.

5.  Assignment.  Except with respect to assignments to affiliates, which is expressly permitted upon written notice, neither party shall have the right to assign this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld.

6.  No Joint Venture/Independent Contractor.  Nothing herein contained shall be deemed or construed by the parties hereto, or by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto.  In the performance of its obligations hereunder, each party shall be an independent contractor with regard to the other.

7.  Notices. Any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered at 10:00 am. on the third business day after deposit in the United States mail, postage prepaid, registered or certified mail, return receipt requested, addressed to the parties hereto at the respective addresses set forth in the preamble of this Agreement or at such other addresses as they may have theretofore specified written notice delivered in accordance with this paragraph.

8. Terms Binding.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

9.  Counterparts.  This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

STAG MANAGER, LLC

By:	/s/ Stephen C. Mecke
Name: Stephen C. Mecke
Title: Authorized Officer

STAG INDUSTRIAL MANAGEMENT, LLC

By:	/s/ Stephen C. Mecke
Name: Stephen C. Mecke
Title: Executive Vice President